news release

---------------AT THE COMPANY---------------

Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 3, 2014

Fifth Third Bancorp Executive Mary Tuuk elected to UFPI Board of Directors

GRAND RAPIDS, Mich., FEBRUARY 3, 2014 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced that Mary Tuuk, executive vice president of corporate services and secretary of the board of directors of Fifth Third Bancorp, was elected to its Board of Directors at the January 30, 2014 meeting.

Tuuk’s career began with Old Kent Financial Corporation, where she served as senior vice president, corporate secretary and legal counsel until Old Kent was acquired by Fifth Third in 2001. Since then, she has held numerous positions at Fifth Third Bancorp, including executive vice president and chief risk officer where she had responsibility for credit, market, liquidity, operational, compliance, legal, reputational and strategic risk. Today, as executive vice president of Corporate Services, she is responsible for the legal, compliance and government affairs functions. She also has had leadership responsibility for the growth and strategic direction of major lines of business at Fifth Third Bank of Western Michigan. Tuuk’s election expands the UFPI board to ten, including eight independent directors.

“Mary’s vast experience in banking, compliance and strategic development will be a huge asset for growing our success at Universal Forest Products, Inc., and her values and integrity reflect all that we’re looking for in a board member who will help lead us into a prosperous and vibrant future,” said Board Chairman William G. Currie. “We are pleased to have her expertise, perspective and counsel at the board table.”

Universal Forest Products, Inc.

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Tuuk received her bachelor’s degrees in business and music from Calvin College in Grand Rapids, Michigan and her master’s degree in business administration and juris doctorate from Indiana University. Her extensive professional and community recognition and engagements include being named one of the “25 Women to Watch in Banking” by American Banker magazine each year since 2008, sitting on numerous boards, and chairing critical efforts, such as the successful American Heart Association’s Go Red for Women campaign and the Energize Your Business 2013 Conference.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that supply primarily wood and wood-composite products to three robust markets: retail, construction and industrial. Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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